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                                                                 EXHIBIT 99.1(S)

                                   SSgA FUNDS

                               AMENDMENT NO. 19 TO

              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

             DESIGNATION OF A CLASS OF SHARES OF EXISTING SUB-TRUSTS

                          REMOVAL OF EXISTING SUB-TRUST

THIS AMENDMENT NO. 19 to the First Amended and Restated Master Trust Agreement, dated October 13, 1993 (also referred to as the Agreement and Declaration of Trust), is made as of the 24th day of November, 2003:

                                   WITNESSETH:

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated the SSgA Money Market Fund, SSgA US Government Money Market Fund, the SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA International Pacific Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, SSgA Emerging Markets Fund, SSgA Prime Money Market Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund SSgA IAM SHARES Fund, SSgA Intermediate Municipal Bond Fund, and SSgA MSCI(R) EAFE(R) Index Fund, SSgA Large Cap Growth Opportunities Fund and SSgA Large Cap Value Fund as sub-trusts of the Trust and have established two additional classes of shares of the Trust known as Class R Shares and Class T Shares; and

WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the Sub-trusts, without shareholder approval;

WHEREAS, the Trustees hereby desire that the Sub-Trusts of the Trust that are not either Class R Shares, Class T Shares or any subsequent class of shares that may be designated from time to time, be designated as the "Institutional Class;"

WHEREAS, the Trustees voted in favor of the liquidation and winding up of the affairs of the Intermediate Municipal Bond Fund, including the filing of an amendment to the Agreement and Declaration of Trust to remove the Intermediate Municipal Bond Fund as a Sub-Trust of the Trust;

NOW, THEREFORE,

     The first paragraph of Section 4.2 of the Agreement and Declaration of Trust is hereby amended to read in pertinent part as follows:

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          "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without
     limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following Classes and Sub-Trusts: (i) Institutional Class: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA MSCI(R) EAFE(R) Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Large Cap Value Fund, and SSgA Large Cap Growth Opportunities Fund; (ii) Class R: SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares; and (iii) Class T: SSgA Prime Money Market Fund Class T Shares, SSgA US Treasury Money Market Fund Class T Shares. The Shares of each Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                         SSgA FUNDS


                                         /s/ J. David Griswold
                                         --------------------------------------
                                         J. David Griswold
                                         Secretary